UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2024

INVESTVIEW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

521 Lancaster Avenue, 2nd Floor
Haverford, PA	19041
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: 732-889-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase of Company Shares in a Private Transaction

On February 7, 2024, Investview, Inc. (the “Company”) closed on the purchase in a private transaction of shares of its common stock under the terms of a Stock Purchase and Release Agreement dated February 6, 2024 (the “Agreement”). Under the Agreement, the Company repurchased for surrender and cancellation a total of 472,374,710 shares of the Company’s common stock (the “Purchased Shares”) from Ryan Smith and Chad Miller and certain of their respective affiliates and family members (collectively, the “Sellers”). The Purchased Shares were purchased for an aggregate purchase price of $3,571,146, representing a price of $0.007559985 per share. One-eighth of the purchase price is to be paid within seven (7) days of the closing, with the balance payable in a series of equal quarterly payments over seven (7) consecutive quarters thereafter.

Under the Agreement, the Sellers represented to the Company that the Purchased Shares represent one hundred percent (100%) of the common equity ownership in the Company of Mr. Smith, Mr. Miller, and their respective affiliates and family members. The Purchased Shares represent approximately 20.24% of the Company’s outstanding shares. As adjusted to reflect the surrender, the Company’s outstanding shares have been reduced from 2,333,356,496 to 1,860,981,786 shares of common stock.

Mr. Smith and Mr. Miller were two of the original co-founders, officers and directors of the Company. They resigned from all offices and affiliations with the Company effective April 29, 2020. The Purchased Shares had been the subject of a lock-up agreement which limited resales until April 2025, the terms of which were waived to allow the transaction with the Company under the Agreement.

In addition to customary purchase and sale terms, under the Agreement, the Sellers, including Mr. Smith and Mr. Miller, agreed to provide a customary release to the Company and its affiliates; as well, they agreed to certain customary standstill, non-disparagement and non-solicitation covenants.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Agreement filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 7, 2024, the Company issued a press release announcing the transaction described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) The following are filed as exhibits to this report:

No.	Description	Location

10.1	Stock Purchase and Release Agreement dated February 6, 2024	This filing

99.1	Press Release dated February 7, 2024	This filing

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: February 9, 2024	By:	/s/ Ralph Valvano
Ralph Valvano
Secretary/Chief Financial Officer

3